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                                                                   EXHIBIT 10.16



                         SERVICESOFT TECHNOLOGIES, INC.

                           RESTRICTED STOCK AGREEMENT


NAME OF GRANTEE:
                              -------------------------
NO. OF SHARES:                                          Shares of Common Stock
                              -------------------------
GRANT DATE:
                              -------------------------
PER SHARE PURCHASE PRICE:     $
                              -------------------------

     Pursuant to the Servicesoft Technologies, Inc. 1999 Stock Option and Grant Plan (the "1999 Plan"), Servicesoft Technologies, Inc., a Delaware corporation (together with all successors thereto, the "Company"), hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer, employee, director, consultant or other key person of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Common Stock, par value $0.01 per share (together with any successor securities, including stock of any successor corporation, "Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, which represents the fair market value per share on the date of grant, subject to the terms and conditions set forth herein. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him or her. The Company hereby acknowledges receipt of $________ in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations, mergers, reorganizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares or received upon conversion of any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the 1999 Plan. Unless otherwise provided herein, the Restricted Shares shall be governed by all of the terms and conditions of the 1999 Plan.

     1. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following respective meanings.

     "ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "CORPORATE TRANSACTION" shall mean any Corporate Transaction as that term is defined in the 1999 Plan.

     "LIQUIDITY EVENT" shall mean (i) a Corporate Transaction or (ii) the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act, other than on Form S-4 or S-8 or their then equivalents, covering the

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offer and sale by the Company of its Common Stock which has become effective under the Act (an "Initial Public Offering").

     "PERMITTED TRANSFEREES" shall mean any of the following to whom the Grantee may transfer Shares hereunder: the Grantee's spouse, children (natural or adopted), stepchildren or a trust for their sole benefit of which the Grantor is the settlor; PROVIDED, HOWEVER, that any such trust does not require or permit distribution of any Shares during the term of this Agreement unless subject to its terms.

     "PERSON" shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

     "RESTRICTED SHARES" shall initially mean 100% of the Shares being purchased by the Grantee on the date hereof, provided that 34% shall vest on _________ __, 200_ and 8.25% of the Shares shall become Vested Shares on the seventh day of each third month thereafter, commencing on _________ __, 200_, such that all of the Restricted Shares shall become Vested Shares on _________ __, 200_. Notwithstanding the foregoing, Restricted Shares shall also become Vested Shares in accordance with SECTION 5 hereof.

     "SHARES" shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph of this Agreement.

     "SUBSIDIARY" shall mean any corporation or partnership of which stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests is owned directly or indirectly by the Company.

     "TERMINATION EVENT" shall mean the termination of the Grantee's Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including without limitation upon death, disability, retirement or discharge or resignation for any reason, whether voluntary or involuntary. For purposes hereof, the Board of Director's determination of the reason for termination of the Grantee's Service Relationship shall be conclusive and binding on the Grantee and the Grantee's representatives or legatees.

     "VESTED SHARES" shall mean all Shares which are not Restricted Shares.

     2.   PURCHASE AND SALE OF SHARES; INVESTMENT REPRESENTATIONS.

     (a) PURCHASE AND SALE. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

     (b) INVESTMENT REPRESENTATIONS. In connection with the purchase and sale of the Shares contemplated by SECTION 2(a) above, the Grantee hereby represents and warrants to the Company as follows:

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          (i)  The Grantee is purchasing the Shares for the Grantee's own account for investment only, and not for resale or with a view to the distribution thereof.

          (ii) The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee's investment in the Company and has consulted with the Grantee's own advisers with respect to the Grantee's investment in the Company.

          (iii) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

          (iv) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

          (v) The Grantee understands that the Shares are not registered under the Act or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

     3.   REPURCHASE OF RESTRICTED SHARES.

     (a) REPURCHASE OF RESTRICTED SHARES. Upon the occurrence of a Termination Event, the Company or its assigns shall have the right and option to repurchase (the "Repurchase Right") all or any portion of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event at the per share purchase price set forth above, subject to adjustment as provided herein. The Repurchase right specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any Liquidity Event or other transaction involving the Company and certificates representing such Restricted Shares shall bear legends to such effect.

     (b) CLOSING PROCEDURE. The Company or its assigns shall effect the Repurchase Right (if so elected) by delivering or mailing to the Grantee (and/or, if applicable, any Permitted Transferees) written notice within six (6) months after the Termination Event, specifying a date within such six-month period in which the Repurchase shall be effected. Upon such notification, the Grantee and any Permitted Transferees shall promptly surrender to the Company any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company's assignee or assignees (if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee or any Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a check for the purchase price of the Shares being purchased, PROVIDED, HOWEVER, that the Company may pay the purchase price for such shares by offsetting and canceling any indebtedness then owed by the Grantee to the Company. At such time, the Grantee and/or any holder of the Shares shall deliver to the Company the certificate or certificates representing the Shares so repurchased, duly endorsed for transfer, free and clear of any liens or encumbrances.

     (c) REMEDY. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, any Permitted Transferees or any other person or entity is required


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to sell his or her Shares pursuant to the provisions of this SECTION 3 and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Shares with a bank designated by the Company, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, any Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by the Grantee as provided above. Upon any such deposit and/or offset by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Shares to be sold pursuant to the provisions of this SECTION 3, such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

     4.   RESTRICTIONS ON TRANSFER OF SHARES.

     (a)  NO TRANSFERS UNLESS AUTHORIZED AND IN COMPLIANCE WITH THIS AGREEMENT.

          (i) None of the Shares now owed or hereafter acquired by the Grantee shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of this SECTION 4. In connection with any transfer of Shares, the Company may require an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). No Restricted Shares may be transferred, sold, assigned or given away, except as set forth in SECTIONS 4(b) OR 4(c) hereof. The Grantee agrees to give the Company prompt notice of any transfer of Shares to a Permitted Transferee as contemplated under SECTION 4(b) hereof. Any attempted disposition of Shares not in accordance with the terms and conditions of this Agreement shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares pursuant to any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares.

          (ii) Prior to making any transfer of Vested Shares (other than to a Permitted Transferee for which notice shall be given as set forth in SECTION 4(a)(i) hereof), the Grantee shall deliver written notice (the "Transfer Notice") to the Company. The Transfer Notice shall disclose in reasonable detail the identity of the prospective transferees, the number of shares to be transferred (the "Offered Shares") and the terms and conditions of such proposed transfer. By giving the Transfer Notice, the Grantee shall be deemed to have granted the Company an option to purchase the Offered Shares. The Company may purchase all or any portion of the Offered Shares upon the same terms and conditions as those set forth in the Transfer Notice by delivering written notice of such election to the Grantee within 20 business days after the Transfer Notice has been given to the Company (the "Election Period"). If the Company has not elected to purchase or otherwise acquire all of the Offered Shares prior to the expiration of the Election Period, the Grantee may transfer such Vested Shares at a price and on terms no more favorable to the transferees thereof than specified in the Transfer Notice during the 30-day period immediately following the expiration of the Election Period (the "Transfer Period"). Any

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Offered Shares not so transferred within the Transfer Period shall be subject to the provisions of this SECTION 4(a) upon any subsequent transfer. If the Company has elected to purchase any Offered Shares hereunder, the transfer of such Offered Shares shall be consummated as soon as practical after the deliver of the election notice to the Executive, but in any event within 15 days after the expiration of the Election Period.

     (b) TRANSFERS TO PERMITTED TRANSFEREES. Subject to the next sentence of this SECTION 4(b), the Grantee may sell, assign, transfer or give away any or all of the Shares without receipt of consideration or for such consideration as such holder shall determine to Permitted Transferees. No transfer permitted hereby shall be effective unless the Permitted Transferee to whom the Shares are proposed to be transferred has delivered to the Company a written acknowledgment that the Shares to be received by it are subject to the provisions of this Agreement (including without limitation, the provisions of this SECTION 4) and that the Permitted Transferee is bound hereby and thereby.

     (c) TRANSFERS UPON DEATH. Upon the death of the Grantee, the Vested Shares held by the Grantee may be transferred and distributed by will or other instrument taking effect at his death or by the laws of descent and distribution to the Grantee's estate, executors, administrators and personal representatives, and then to such holder's heirs, legatees or distributees whether or not such heirs, legatees or distributees are Permitted Transferees. No transfer permitted hereby shall be effective unless the transferee to whom the Shares are proposed to be transferred pursuant to this provision has delivered to the Company a written acknowledgment that the Shares to be received by it are subject to the provisions of this Agreement (including without limitation, the provisions of this SECTION 4) and that such transferee is bound hereby and thereby.

     (d) TRANSFERS AFTER LIQUIDITY EVENT. Upon the consummation of a Liquidity Event, the Grantee may transfer any Vested Shares, with or without consideration to any Person without restriction other than compliance with the applicable foreign, federal and state securities laws and payment of any amounts due by cash or promissory notes issued in consideration for the purchase of such Vested Shares. In connection with any such transfers, the Company may require an opinion of counsel to this transferor, notification to the Company, that such transfer is in compliance with all applicable foreign, federal and state transition laws (including, without limitation, the Act).

     5. EFFECT OF A CORPORATE TRANSACTION. In the event of a Corporate Transaction, the Restricted Shares shall be subject to termination, assumption, substitution, adjustment and/or limitation as provided in Section 3 of the 1999 Plan.

     6. LEGEND. Any certificate(s) representing the Shares shall carry substantially the following legend:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement between the Company and the holder of this certificate (a copy of which is available at the offices of the Company for examination)."

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be

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               sold or transferred in the absence of such registration or an exemption from registration.

     7. WITHHOLDING TAXES. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

     8. ASSIGNMENT. At the discretion of the Board of Directors of the Company, the Company shall have the right to assign the right to exercise its rights with respect to the Repurchase Right or pursuant to SECTION 4(a)(ii) to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

     9.   MISCELLANEOUS PROVISIONS.

     (a) LOCKUP PROVISION. The Grantee and each Permitted Transferee shall agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, not to exceed 180 days in the case of the Company's Initial Public Offering or 90 days in the case of any other public offering.

     (b) RECORD OWNER: DIVIDENDS. The Grantee and any Permitted Transferees, during the duration of this Agreement, shall be considered the record owners of and shall be entitled to vote the Shares. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; PROVIDED, HOWEVER, that the Company is under no duty to declare any such dividends or to make any such distribution.

     (c) EQUITABLE RELIEF. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

     (d) CHANGE AND MODIFICATIONS. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

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     (e)  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to conflict of law principles.

     (f) HEADINGS. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

     (g) SAVING CLAUSE. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

     (h) NOTICES. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

     (i) BENEFIT AND BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

     (j) COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.



                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the Company and the Grantee have executed this
Restricted Stock Agreement as of the date first above written.

                                      COMPANY

                                      SERVICESOFT TECHNOLOGIES, INC.



                                      By: /s/ Chris Butler
                                          --------------------------------
                                          Chris Butler, President & Chief
                                          Executive Officer




                                      GRANTEE:



                                      ------------------------------------
                                      Name

                                      Address: